Two Harbors Investment Corp. May 3, 2012 2012 First Quarter Earnings Call

2 Forward-Looking Statements This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward- looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates or the availability of financing, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the inability to acquire mortgage loans or securitize the mortgage loans we acquire, the inability to acquire residential real properties at attractive prices or lease such properties on a profitable basis, the impact of new or modified government mortgage refinance or principal reduction programs, and unanticipated changes in overall market and economic conditions. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Safe Harbor Statement

3 Executive Summary Delivered Exceptional Results, Raised Capital and Advanced Strategic Initiatives  Total return on book value of 11.5%1 for the quarter  Comprehensive income of $1.05 per share  Total stockholder return of 57.0%2 since we commenced operations in October 2009  Book value increased to $9.67 per share due primarily to appreciation in non-Agency portfolio  Core Earnings3 of $0.34 were impacted by recent capital raises and timing of capital deployment  Raised nearly $700 million in capital through two public offerings (1) See Appendix, page 12 for calculation of Q1-2012 return on book value. (2) Source: Bloomberg. Data as of May 1, 2012. (3) Core Earnings is a non-GAAP measure that the company defines as GAAP net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on trading securities, interest rate swaps and swaptions and certain gains or losses on derivative instruments. As defined, Core Earnings includes interest income associated with the company's inverse interest-only securities (“Agency Derivatives”) and premium income on credit default swaps.

4 Macro Environment Creates Opportunity Key Macroeconomic Factors that Impact our Business  Employment ― Employment trends are positive but erratic ― Meaningful determinant of probability of default on a mortgage loan  Interest rates ― Influence funding costs as well as Agency prepayment speeds ― Low federal funds target rate should benefit funding costs for the next few years  Home prices ― High LTVs limit refinancing ability despite low rates and government policy programs

5 Business Diversification Opportunity Optimizing Stockholder Value Through Business Diversification  Leverages Two Harbors’ strength in credit and data analysis  Residential Properties ― Infrastructure in place ― Purchased $6.1 million in the first quarter ― Quadrupled holdings, subject to closing, since first quarter end  Asset Securitization ― Maintaining opportunistic approach

6 110 Financial Summary 110  Core Earnings1 increased to $63.7 million, or $0.34 per weighted average share  Drivers of Core Earnings ― Portfolio size ― Investment spread ― Expense management ― Impacted by capital deployment from two accretive public offerings during the quarter $9.9 $14.8 $31.4 $51.8 $55.6 $63.7 $0.36 $0.32 $0.41 $0.40 $0.40 $0.34 $- $0.10 $0.20 $0.30 $0.40 $0.50 $0 $10 $20 $30 $40 $50 $60 $70 Q4-2010 Q1-2011 Q2-2011 Q3-2011 Q4-2011 Q1-2012 Core Earnings ($M) Core EPS (1) Core Earnings is a non-GAAP measure that the company defines as GAAP net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on trading securities, interest rate swaps and swaptions and certain gains or losses on derivative instruments. As defined, Core Earnings includes interest income associated with the company's inverse interest-only securities (“Agency Derivatives”) and premium income on credit default swaps. Financial Highlights Core Earnings1 Expense Ratio 1.9% 1.3% 1.1% 0.9% 1.0% 0.8% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% Q4-2010 Q1-2011 Q2-2011 Q3-2011 Q4-2011 Q1-2012 Operating Expenses as % of Average Equity

7 Book Value Rollforward Change in Stockholders’ Equity (In millions, except for per share amounts) Q4-2011 Book Value Q4-2011 Book Value per Share (diluted basis)1 Q1-2012 Book Value Q1-2012 Book Value per Share (diluted basis)1 Beginning stockholders’ equity $ 1,307.1 $ 9.30 $ 1,270.1 $ 9.03 Net proceeds from common stock issuance 0.1 - 692.0 0.13 GAAP Net Income: Core Earnings, net of tax 55.6 0.40 63.7 0.30 Realized gains and (losses), net of tax 10.8 0.08 (1.9) (0.01) Unrealized mark-to-market gains and losses, net of tax (15.0) (0.11) (10.0) (0.05) Other Comprehensive Income (Loss), net of tax (32.4) (0.24) 143.9 0.67 Dividend declaration (56.2) (0.40) (85.7) (0.40) Other 0.1 - 0.1 - Ending stockholders’ equity $ 1,270.1 $ 9.03 $ 2,072.2 $ 9.67 (1) Diluted shares outstanding at end of period are used as the denominator for the change in book value per share calculation.

Portfolio Performance Summary 8 110 110  Achieved total return on book value of 11.5%1 for Q1-2012.  Strong underlying Agency and non-Agency yields. Net interest spread increased 10 bps on a quarterly basis.  January and February 2012 capital raises fully deployed by late April, resulting in an increase in non-Agency capital allocation. 3.8% 3.9% 4.7% 4.3% 3.5% 3.5% 11.4% 9.7% 8.8% 9.8% 9.7% 9.7% 5.8% 5.2% 5.4% 5.5% 4.8% 4.9% – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Q4-2010 Q1-2011 Q2-2011 Q3-2011 Q4-2011 Q1-2012 Agency RMBS Non-Agency RMBS Aggregate Portfolio (1) See Appendix, page 12 for calculation of Q1-2012 return on book value. (2) Respective yields include Agency Derivatives. (3) Net interest spread includes Agency Derivatives, cost of financing RMBS and swap interest rate spread. (4) Source for benchmark indices: Bloomberg. Sector Q1-2012 Agency Strategy: Barclays US MBS Fixed Rate Index vs. duration-matched swap at 6:1 leverage 0.5% Credit: ABX 06-2 AAA 10.8% Proxy for 50% Agency and 50% Non-Agency Strategy 5.6% Two Harbors’ Return on Book Value 11.5% Three Months Ended December 31, 2011 March 31, 2012 Agency Non- Agency Aggregate Portfolio Agency Non- Agency Aggregate Portfolio Annualized Yield 3.5% 9.7% 4.8% 3.5% 9.7% 4.9% Cost of repurchase agreements (0.4%) (2.2%) (0.6%) (0.4%) (2.3%) (0.7%) Cost of interest rate swaps & swaptions (0.5%) - (0.4%) (0.3%) - (0.3%) Cost of financing (0.9%) (2.2%) (1.0%) (0.7%) (2.3%) (1.0%) Net interest spread 2.6% 7.5% 3.8% 2.8% 7.4% 3.9% Portfolio Highlights Annualized Yields by Portfolio2 Net Interest Spread3 Benchmark Indices4

RMBS Portfolio Composition 9 Portfolio Composition (1) Includes Agency Derivatives (“IIOs”) of $243 million as of March 31, 2012. (2) Home Equity Conversion Mortgage loans (or “HECM”) are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. As of March 31, 2012 $9.4B RMBS Portfolio Agency Bonds $7.5B (79%) Non-Agency Bonds $1.9B (21%) 110 Highlights Targeted Capital Allocation  97% of Agency securities with implicit or explicit prepayment protection  Increased exposure to sub-prime bonds to 84% from 76% of non-Agency portfolio 50% 60% 60% 55% 55% 52% 50% 40% 40% 45% 45% 48% 30% 40% 50% 60% Agency Allocation Non-Agency Allocation 12/31/10 3/31/11 6/30/11 9/30/11 12/31/11 3/31/12 Mezzanine $376 30-Year Fixed $4,459 Hybrid ARMs $227 Senior $1,564 Non-Agency Other $4 IOs and IIOs1 $339 15-Year Fixed $574 HECM2 $1,270 Other-Fixed $601 $ Millions

Key Portfolio Metrics

Portfolio Metrics

- Continued to realize low and stable CPRs
- Less than 1% impact to equity for 100bps rise in interest rates
- Targeted debt-to-equity ratios:
  - Agency: 6-7x
  - Non-Agency: 1.0-1.5x

Portfolio Metrics		Q4-2011	Q1-2012
Agency	Weighted average 3-month CPR	5.6%	5.2%
	Weighted average cost basis[3]	$106.5	$107.5
Non-Agency	Weighted average 3-month CPR	2.4%	1.9%
	Weighted average cost basis[3]	$55.7	$51.9
Change in equity value for +100bps change in interest rates[1]		2.3%	0.9%
Debt-to-Equity[2]		4.5x	3.7x

Hedging

- Maintained low interest rate exposure
- Average pay rate on swaps of only 0.852%
- Increased protection against higher rates, particularly using longer dated swaptions

Financing

- Weighted average days to maturity for RMBS repo borrowings of 80 days
- 38% of non-Agency repo maturities with over 90 day terms
- Maintained a $1.0 billion in interest rate swap – U.S. Treasuries position as funding cost hedge

(1) Represents range of the percentage change in equity value for +100bps change in interest rates. Change in equity value is portfolio value change adjusted for leverage.
(2) Debt-to-equity is defined as total borrowings to fund RMBS securities, residential mortgage loans and Agency Derivatives divided by total equity. If the open trade positions had settled as of March 31, 2012, the debt-to-equity ratio, as defined, would have increased from 3.7:1.0 to approximately 3.9:1.0.
(3) Weighted average cost basis includes RMBS principal and interest securities only.

TWO HARBORS

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11 Appendix

12 Q1-2012 Return on Book Value of 11.5% Return on book value (Per diluted share amounts, except for percentage) Book value at March 31, 2012 $ 9.67 Book value at December 31, 2011 9.03 Increase in book value 0.64 Dividend declared in Q1-2012 0.40 Return on book value ($) $ 1.04 Return on book value (%) 11.5%

110 Operating Performance 110 $9.44 $9.90 $9.73 $9.30 $9.03 $9.67 $- $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 Q4-2010 Q1-2011 Q2-2011 Q3-2011 Q4-2011 Q1-2012 Book Value per Share $23.0 $31.5 $13.5 $-18.0 $19.0 $195.7 35.2% 27.9% 7.0% -5.6% 6.0% 44.5% -25.0% -5.0% 15.0% 35.0% ($20.0) $30.0 $80.0 $130.0 $180.0 Q4-2010 Q1-2011 Q2-2011 Q3-2011 Q4-2011 Q1-2012 Comprehensive Income (Loss) ($M) Comprehensive Income (Loss) ROAE (%) $0.40 $0.40 $0.40 $0.40 $0.40 $0.40 16.3% 15.3% 14.9% 18.1% 17.3% 5.8% 0.0% 5.0% 10.0% 15.0% 20.0% $- $0.10 $0.20 $0.30 $0.40 $0.50 Q4-2010 Q1-2011 Q2-2011 Q3-2011 Q4-2011 Q1-2012 Dividend per Share Dividend Yield (%) (1) The first quarter 2012 dividend may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the quarter. 13 Book Value GAAP Net Income (Loss) Comprehensive Income (Loss) Dividends1 $16.5 $22.4 $5 .6 $51.4 $51.8 $0.60 $0.49 $(0.01) $0.42 $0.37 $0.28 $(0.20) $- $0.20 $0.40 $0.60 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 4- 0 1 Q2-2011 Q3-2011 Q4-2011 Q1-2012 GAAP Net Income (Loss) ($M) GAAP EPS

Operating Performance

Operating Performance (In millions, except for per share amounts)	Core Earnings	Realized Gains	Unrealized MTM	Q4-2011 Financials	Core Earnings	Realized Gains	Unrealized MTM	Q1-2012 Financials
Interest income	$ 73.2	$ -	$ -	$ 73.2	$ 85.5	$ -	$ -	$ 85.5
Interest expense	9.1	-	-	9.1	11.5	-	-	11.5
Net interest income	64.1	-	-	64.1	74.0	-	-	74.0
Net other-than-temporary impairment losses	-	-	(1.4)	(1.4)	-	-	(4.3)	(4.3)
Gain (loss) on sale of investment securities, net	-	2.8	(2.5)	0.3	-	11.1	(1.2)	9.9
Gain (loss) on interest rate swap and swaptions[1]	(6.3)	1.1	6.6	1.4	(4.7)	(11.3)	(0.2)	(16.2)
Gain (loss) on other derivative instruments	6.0	10.9	(27.7)	(10.8)	4.0	(4.8)	(8.0)	(8.8)
Total other income (expense)	(0.3)	14.8	(23.6)	(9.1)	(0.7)	(5.0)	(9.4)	(15.1)
Management fees & other operating expenses	8.4	-	-	8.4	10.3	-	-	10.3
Net income (loss) before income taxes	55.4	14.8	(25.0)	45.2	63.0	(5.0)	(13.7)	44.3
Income tax (expense) benefit	0.2	(4.0)	10.0	6.2	0.7	3.1	3.7	7.5
Net income (loss)	**$ 55.6**	**$ 10.8**	**$ (15.0)**	**$ 51.4**	**$ 63.7**	**$ (1.9)**	**$ (10.0)**	**$ 51.8**
Basic and diluted weighted average EPS	$ 0.40	$ 0.08	$ (0.11)	$ 0.37	$ 0.34	$ (0.01)	$ (0.05)	$ 0.28
<u>**Supplemental data:**</u>								
Unrealized gains/(losses) on interest rate swaps and swaptions economically hedging repurchase agreements and available-for-sale securities				$ 5.5				$ 7.3
Income benefit (expense)				0.5				(3.0)
Total				$ 6.0				$ 4.3

(1) First quarter 2012 loss on interest rate swap agreements of $4.7 million includes $28,698 in interest costs for swaps associated with U.S. Treasuries and TBA contracts.

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15 110 Portfolio Metrics Portfolio Yield Realized Q4-2011 At Dec. 31, 2011 Realized Q1-2012 At Mar. 31, 2012 Annualized yield1 4.8% 4.7% 4.9% 4.7% Agency 3.5% 3.3% 3.5% 3.5% Non-Agency 9.7% 9.7% 9.7% 9.7% Cost of financing2 1.0% 1.0% 1.0% 1.0% Net interest spread 3.8% 3.7% 3.9% 3.7% Portfolio Metrics Q4-2011 Q1-2012 Agency Weighted average 3-month CPR 5.6% 5.2% Weighted average cost basis3 $106.5 $107.5 Non-Agency Weighted average 3-month CPR 2.4% 1.9% Weighted average cost basis3 $55.7 $51.9 Change in equity value for +100bps change in interest rates4 2.3% 0.9% Debt-to-Equity5 4.5x 3.7x (1) Annualized yield includes impact of Agency Derivatives. Interest income on Agency Derivatives was $6.8 million and $6.7 million for the fourth quarter of 2011 and first quarter of 2012, contributing an additional 0.3% and 0.2% in interest yield, respectively. (2) Cost of financing RMBS includes interest spread expense associated with the portfolio’s interest rate swaps of $6.0 million and $4.7 million for the fourth quarter of 2011 and first quarter of 2012, respectively. Interest spread expense increased cost of financing RMBS by 0.4% and 0.3% for the fourth quarter of 2011 and first quarter of 2012, respectively. (3) Weighted average cost basis includes RMBS principal and interest securities only. (4) Represents range of the percentage change in equity value for + 100bps change in interest rates. Change in equity value is portfolio value change adjusted for leverage. (5) Debt-to-equity is defined as total borrowings to fund RMBS securities, residential mortgage loans and Agency Derivatives divided by total equity. If the open trade positions had settled as of March 31, 2012, the debt-to-equity ratio, as defined, would have increased from 3.7:1.0 to approximately 3.9:1.0. 110 8.0% 6.3% 5.0% 5.0% 5.6% 5.2% 0.0% 5.0% 10.0% 15.0% 20.0% Q4-2010 Q1-2011 Q2-2011 Q3-2011 Q4-2011 Q1-2012 Agency RMBS CPR Portfolio Yields and Metrics Agency RMBS CPR Non-Agency RMBS CPR 4.0% 3.4% 3.0% 2.4% 2.4% 1.9%0.0% 5.0% 10.0% 15.0% 2 . Q4-2010 Q1-2011 Q2-2011 Q3-2011 Q4-2011 Q1-2012 Non-Agency RMBS CPR

Financing and Hedging Strategy

Interest Rate Swaps[1]

March 31, 2012

Swaps Maturities	Notional Amounts ($M)	Average Fixed Pay Rate	Average Receive Rate	Average Maturity (Years)
2012	$ 25	0.868%	0.563%	0.73
2013	2,275	0.713%	0.513%	1.31
2014	1,675	0.644%	0.553%	2.32
2015	1,670	1.136%	0.504%	3.09
2016 and after	390	1.342%	0.498%	4.46
	$ 6,035	0.852%	0.521%	2.28

Financing

Repurchase Agreements: RMBS and Agency Derivatives[2]	March 31, 2012 Amount ($M)	Percent (%)
Within 30 days	$2,081	27%
30 to 59 days	1,657	22%
60 to 89 days	831	11%
90 to 119 days	1,567	20%
120 to 364 days	1,471	19%
One year and over	80	1%
	$7,687	

Interest Rate Swaptions

March 31, 2012

		Option			Underlying Swap			
Swaption	Expiration	Cost ($M)	Fair Value ($M)	Average Months to Expiration	Notional Amount ($M)	Average Fixed Pay Rate	Average Receive Rate	Average Term (Years)
Payer	< 6 Months	$ 14	$ 1	5.84	$ 1,800	3.06%	3M Libor	4.0
Payer	≥ 6 Months	31	29	16.40	2,500	3.73%	3M Libor	9.3
Total Payer		$ 45	$ 30	15.89	$ 4,300	3.45%	3M Libor	7.1

(1) Notional amounts do not include $1.0 billion of notional interest rate swaps economically hedging our trading securities.
(2) Does not include repurchase agreements collateralized by U.S. Treasuries of $1.0 billion and mortgage loans held-for-sale of $5.3 million as of March 31, 2012.

TWO HARBORS Investment Corp.

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17 Agency Securities as of March 31, 2012 Par Value ($M) Market Value ($M) % of Agency Portfolio Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year Fixed ≤ 4.5% $ 2,917 $ 3,130 41.9% $ 3,118 4.2% 8 5.0-6.0% 1,084 1,201 16.1% 1,177 5.4% 33 ≥ 6.5% 111 128 1.7% 126 7.3% 117 $ 4,112 $ 4,459 59.7% $ 4,421 4.6% 18 15-Year Fixed ≤ 4.0% $ 543 $ 570 7.6% $ 539 3.3% 17 ≥ 4.5% 3 4 0.1% 4 8.2% 176 $ 546 $ 574 7.7% $ 543 3.4% 18 HECM $ 1,138 $ 1,270 17.0% $ 1,229 4.8% 10 Hybrid ARMs 211 227 3.0% 223 4.3% 91 Other-Fixed 539 601 8.1% 584 4.8% 48 IOs and IIOs 2,843 3391 4.5% 349 5.5% 78 Total1 $ 9,389 $ 7,470 100.0% $ 7,349 4.6% 24 (1) Market value of IOs of $96 million and Agency Derivatives of $243 million as of March 31, 2012.

18 Non-Agency Securities as of March 31, 2012 Senior Bonds Mezzanine Bonds Total P&I Bonds Portfolio Characteristics Carrying Value ($M) $1,564 $376 $1,940 % of Non-Agency Portfolio 80.6% 19.4% 100.0% Average Purchase Price $50.89 $56.34 $51.94 Average Coupon 1.9% 1.1% 1.8% Collateral Attributes Average Loan Age (months) 68 86 71 Average Original Loan-to-Value 78.6% 77.4% 78.4% Avg. Original FICO1 640 633 639 Current Performance 60+ day Delinquencies 40.3% 32.9% 38.9% Average Credit Enhancement2 18.8% 32.8% 21.5% 3-Month CPR3 1.7% 2.4% 1.9% (1) FICO represents a mortgage industry accepted credit score of a borrower, which was developed by Fair Isaac Corporation. (2) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral. (3) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

Agency: Vintage & Prepayment Protection Q4-2011 Q1-2012 $85K Max Pools1 39% 38% HECM2 19% 17% High LTV3 4% 11% Seasoned (2005 and prior vintages) 10% 10% Other Low Loan Balance Pools4 16% 10% Prepayment protected 6% 7% Low FICO5 -% 4% 2006 & subsequent vintages - Discount 3% -% 2006 & subsequent vintages – Premium and IOs 3% 3% 19 Portfolio Composition as of March 31, 2012 Implicit or Explicit Pre-payment Protection Non-Agency: Loan Type Q4-2011 Q1-2012 Sub-Prime 76% 84% Option-ARM 17% 11% Alt-A 6% 4% Prime 1% 1% (1) Securities collateralized by loans of less than or equal to $85K. (2) Home Equity Conversion Mortgage loans (or “HECM”) are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (3) Securities collateralized by loans with greater than or equal to 80% loan-to-value. (4) Securities collateralized by loans of less than or equal to $175K, but more than $85K. (5) Securities collateralized by loans held by lower credit borrowers as defined by Fair Isaac Corporation’s, or FICO, scoring model.